Exhibit 99(b)


                      [Letterhead of Salomon Smith Barney]




April 24, 2000




Board of Directors
Columbia Energy Group
13880 Dulles Corner Lane
Herndon, VA 20171-4600

Ladies and Gentlemen:

         You have requested our opinion as to the fairness, from a financial point of view, to the holders of shares of the common stock, par value $0.01 per share ("Company Common Stock"), of Columbia Energy Group (the "Company") of the consideration to be received by such holders in connection with the proposed merger contemplated by the Agreement and Plan of Merger (the "Agreement"), dated as of February 27, 2000, between the Company and Nisource Inc. ("Parent").

         As more specifically set forth in the Agreement, and subject to the terms and conditions thereof, (i) as promptly as practicable following the execution of the Agreement, Parent will cause to be organized Parent Holdco ("Holdco"), which will be 100% owned by Parent, and Holdco will cause to be organized Parent Acquisition Corp. ("PAC") and Company Acquisition Corp. ("CAC"), each of which will be 100% owned by Holdco.

         At the effective time, (A) PAC will merge with and into Parent (the "Parent Merger") and each issued and outstanding common share, without par value, of Parent (the "Parent Common Stock") (other than shares held in the treasury of Parent or owned by any Subsidiary (as defined in the Agreement) of Parent, which shall be canceled) shall be converted into one share of Holdco common stock, without par value (the "Holdco Common Stock") and (B) CAC will merge with and into the Company (the "Company Merger" and, together with the Parent Merger, the "Merger") and each issued and outstanding share of Company Common Stock (other than Dissenting Shares (as defined in the Agreement), shares owned by Parent or any Subsidiary of Parent, which shall be canceled, and shares held in the treasury of the Company or owned by any Subsidiary of the Company, which shall be canceled (collectively, "Excluded Shares")) shall be


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converted into the right to receive, at the election of the holders of such shares, either (1) the sum of (x) $70 in cash, without interest, plus (y) $2.60 in face value of Holdco SAILS security units having the terms set forth in Annex A to the Agreement, plus (z) the Additional Amount (as defined below), if any (the "Cash and Units Consideration") or (2) a number, in no event to be greater than 4.4848, of shares of Holdco Common Stock determined by dividing $74 by the Average Parent Share Price (as defined in the Agreement), plus the Additional Amount, if any (the "Stock Consideration"). The "Additional Amount" means an amount in cash equal to 7% interest on $72.29 for the period beginning on the first anniversary of the Agreement, and ending on the day prior to the closing of the Merger (calculated on a per annum basis of a 365-day year) less all cash dividends paid on the Company Common Stock with respect to a record date occurring after the first anniversary of the Agreement; provided, however, that the Additional Amount shall not be a negative number. The Agreement provides that, notwithstanding the elections of holders of shares of Company Common Stock, (i) no greater than 30% of the outstanding shares of Company Common Stock will be converted into the right to receive the Stock Consideration and (ii) if less than 10% of the outstanding shares of Company Common Stock elect the Stock Consideration, all shares of Company Common Stock will be converted into the Cash and Units Consideration, provided that Parent SAILS security units will be delivered in lieu of Holdco SAILS security units. Dissenting Shares shall not be converted into the right to receive the Cash and Units Consideration, the Stock Consideration or the Alternative Structure Merger Consideration, as the case may be, unless and until the holder of such shares shall have failed to perfect or shall have withdrawn or lost his right to appraisal and payment, as the case may be, at which time such shares shall be deemed to have been converted into the right to receive the Cash and Units Consideration, without any interest thereon.

         Notwithstanding the foregoing, if Parent fails to obtain the necessary shareholder approvals to consummate the Parent Merger, (i) the Parent Merger will not be consummated and (ii) at the effective time of the Company Merger, each issued and outstanding share of Company Common Stock (other than Excluded Shares) shall, in lieu of being converted as provided in the preceding paragraph, be converted into the right to receive the sum of (x) $70 in cash, without interest, plus (y) $3.02 in face value of Parent SAILS security units having the terms set forth in Annex A to the Merger Agreement, plus (z) the Additional Amount, if any (the "Alternative Structure Merger Consideration" and,


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together with the Cash and Units Consideration and the Stock Consideration, the
"Merger Consideration").

         In connection with rendering our opinion, we have reviewed and analyzed, among other things, the following; (i) certain publicly available information concerning the Company; (ii) certain internal information, primarily financial in nature, including projections, concerning the business and operations of the Company, furnished to us by the Company for purposes of our analysis; (iii) certain publicly available information concerning the trading of, and the trading market for, Company Common Stock; (iv) certain publicly available information concerning Parent; (v) certain internal information, primarily financial in nature, including projections, concerning the business and operations of the Parent, furnished to us by the Parent for purposes of our analysis; (vi) certain publicly available information concerning the trading of, and the trading market for, Parent Common Stock; (vii) certain publicly available information with respect to certain other companies that we believe to be comparable to the Company or Parent and the trading markets for certain of such other companies' securities; and (viii) certain publicly available information concerning the nature and terms of certain other transactions that we consider relevant to our inquiry. We further have considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant. We also have met with certain officers and employees of the Company to discuss the foregoing as well as other matters that we believe relevant to our inquiry.

         In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and have neither attempted independently to verify nor assumed any responsibility for verifying any of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts that would make any of such information inaccurate or misleading. We have not conducted a physical inspection of any of the properties or facilities of the Company or Parent, nor have we made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of such properties or facilities, nor have we been furnished with any such valuations or appraisals. With respect to financial projections, we have been advised by the managements of the Company and Parent and have assumed that they were reasonably prepared and reflect the best currently


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available estimates and judgment of the managements of the Company and Parent as to the future financial performance of the Company and Parent, respectively, and we express no view with respect to such projections or the assumptions on which they were based.

         In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of the Company and Parent; (ii) the business prospects of the Company and Parent; (iii) the historical and current market for Company Common Stock, Parent Common Stock and for the equity securities of certain other companies that we believe to be comparable to the Company or Parent; and (iv) the nature and terms of certain other merger transactions that we believe to be relevant. We have also taken into account our assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuation generally. This opinion does not in any manner address the price at which the Holdco Common Stock or the SAILS security units of Holdco or Parent, as the case may be, will trade following the Merger. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof, and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof. Our opinion is, in any event, limited to the fairness, from a financial point of view, of the Merger Consideration to the holders of the Company Common Stock and does not constitute a recommendation as to how holders of Company Common Stock should vote with respect to the Merger or the transactions contemplated thereby.

         We have acted as financial advisors to the Company in connection with the Merger and will receive a fee for such services, a substantial portion of which is contingent upon consummation of the Merger. In addition, in the ordinary course business, we and our affiliates may actively trade the securities of the Company and Parent for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We and our affiliates (including Citigroup Inc.) may have other business relationships with the Company or Parent.

         This opinion is intended solely for the benefit and use of the Company in considering the transaction to which it relates and may not be used for any other purpose or reproduced, disseminated, quoted or referred to (other than


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in the Agreement) at any time, in any manner or for any purpose, without the prior written consent of Salomon Smith Barney, except that this opinion may be reproduced in full in any filing made by the Company with respect to the Merger with the Securities and Exchange Commission.

         Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock.


                                             Very truly yours,

                                             /s/Salomon Smith Barney

                                             SALOMON SMITH BARNEY